April 20, 1999








Board of Directors
Signal Apparel Company, Inc.
200 Manufacturers Road
Chattanooga, TN  37405

Gentlemen:

You have requested our opinion concerning certain matters in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Signal Apparel Company, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale by the selling shareholders specified therein of up to 5,500,000 shares of the Company's Common Stock, $.01 par value per shares ("Common Stock") issued or issuable to certain selling shareholders who are institutional investors which received or may receive their shares of Common Stock through (A) the conversion of the Company's 5% Convertible Debentures due March 3, 2003 (the "Debentures"), (B) the payment of interest on such Debentures (which the Company may elect to pay in Common Stock) or (C) the exercise of warrants which they received for investing in such Debentures.

In connection with the following opinions, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinions herein set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Indiana.



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Board of Directors
Signal Apparel Company, Inc.
April 20, 1999
Page 2

2. The issuance of the shares of Common Stock which are the subject of the Registration Statement in accordance (as applicable) with either: (i) the terms of (A) that certain Securities Purchase Agreement dated as of March 3, 1999 among the Company and the selling shareholders who are institutional investors, concerning the Company's issuance and sale to such investors of the Debentures and (B) the 5% Convertible Debentures, due March 3, 2003, of Signal Apparel Company, Inc., or (ii) the terms of the Warrants to purchase Common Stock dated March 3, 1999 and issued to the institutional purchasers of the Debentures, will result in such shares being duly authorized, legally and validly issued, fully paid and non-assessable shares of the Company's Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                                       WITT, GAITHER & WHITAKER, P.C.

                                       /s/  Steven R. Barrett
                                       --------------------------------
                                       By:  Steven R. Barrett